CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
HSBC USA Inc. Autocallable Notes Linked to the Russell 2000® Index due August 30, 2011	$147,000	$10.48

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-158385
PRICING SUPPLEMENT
Dated August 25, 2010
(To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009 and
Underlying Supplement No. 1 dated January 8, 2010)

HSBC USA Inc.
Autocallable Notes

}	$147,000 Linked to the Russell 2000® Index (“RTY”)

}	12-month term

}	Contingent principal protection

}	Potential Annualized Call Premium of 12.00%

}	Callable quarterly

The Autocallable Notes (each a “Note” and collectively the “Notes”) offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.

The Notes will not be listed on any U.S. securities exchange or automated quotation system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or the underlying supplement no. 1. Any representation to the contrary is a criminal offense.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes.  HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker dealers or will offer the Notes directly to investors.  HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any Notes after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement will be used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-10 of this pricing supplement.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page PS-6 of this document, page S-3 of the accompanying prospectus supplement and page US1-1 of the accompanying underlying supplement no. 1.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per Note	$1,000	$17.50	$982.50
Total	$147,000	$2,572.50	$144,427.50

1 See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-10 of this pricing supplement.

HSBC USA Inc.

HSBC USA Inc. 12-Month Autocallable Notes Linked to the Russell 2000® Index

The Notes offered hereby will have the terms described in this pricing supplement and the accompanying underlying supplement no. 1, prospectus supplement and prospectus. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying underlying supplement no. 1, prospectus supplement or prospectus, the terms described in this pricing supplement shall control.

This pricing supplement relates to an offering of Notes.  The purchaser of a Note will acquire a senior unsecured debt security linked to the Russell 2000® Index (the “Reference Asset”) as described below.  Although the offering relates to the Russell 2000® Index, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Russell 2000® Index or any component security included in the Russell 2000® Index or as to the suitability of an investment in the related Notes.  The following key terms relate to the offerings of Notes:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per Note
Reference Asset	Annualized Call Premium	CUSIP/ISIN
The Russell 2000® Index (“RTY”)	12.00%	4042K04R3 / US4042K04R39
Trade Date:	August 25, 2010
Pricing Date:	August 25, 2010
Settlement Date:	August 30, 2010
Final Valuation Date:	August 25, 2011, subject to adjustment as described below under the caption “Final Valuation Date and Maturity Date.”
Maturity Date:
3 business days after the Final Valuation Date and is expected to be August 30, 2011.  The Maturity Date is subject to adjustment as described below under the caption “Final Valuation Date and Maturity Date.”

Call Feature:	We will automatically call the Notes if the Official Closing Level on any quarterly Observation Date is at or above the Initial Level.
Observation Dates:
On or about November 26, 2010, February 25, 2011, May 25, 2011, and the Final Valuation Date (August 25, 2011), each subject to postponement in the event of a Market Disruption Event as set forth below and in the underlying supplement no. 1 beginning on page US1-57.

Call Settlement Dates:
With respect to all Observation Dates, including the Final Valuation Date, three business days following the applicable Observation Date.  A Call Settlement Date is also subject to adjustment as described below under the caption “Observation Dates, Final Valuation Date and Maturity Date.”

Call Price:
If the Notes are called, you will receive, on the applicable Call Settlement Date, a cash payment per $1,000 Principal Amount of Notes equal to the Call Price for the corresponding Observation Date. The amount of the Call Price will be based upon an Annualized Call Premium of 12.00%.

Expected Observation Date November 26, 2010 February 25, 2011 May 25, 2011 Final Valuation Date (August 25, 2011)	Return 3.00% 6.00% 9.00% 12.00%	Call Price (per $1,000 Principal Amount Note) $1,030 $1,060 $1,090 $1,120

Payment at Maturity:
If the Notes are not called, you will receive a payment on the Maturity Date calculated as follows:

■ If a Trigger Event does not occur, you will receive a cash payment on the Maturity Date equal to 100% of the Principal Amount.

■ If a Trigger Event occurs and the Reference Return is greater than or equal to the Buffer Level, you will receive a cash payment on the Maturity Date equal to 100% of the Principal Amount.

■ If a Trigger Event occurs and the Reference Return is less than the Buffer Level, you will receive a cash payment on the Maturity Date equal to:

$1,000 + [$1,000 × (Reference Return + 10%)].

For example, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount. If the Reference Return is less than the Buffer Level, you may lose up to 90% of your investment.

Reference Return:	Final Level – Initial Level Initial Level
Buffer Level:	-10%.
Trigger Event:	A Trigger Event will occur if the Official Closing Level is below the Trigger Level on any trading day during the Trigger Period.
Trigger Period:	The period from but excluding the Trade Date to and including the Final Valuation Date.
Trigger Level:	453.65, which is 75% of the Initial Level.
Initial Level:	604.87, which was the Official Closing Level of the Reference Asset on the Pricing Date.
Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.
Official Closing Level:
The closing level of the Russell 2000® Index on any scheduled trading day as determined by the calculation agent based upon the value displayed on Bloomberg Professional® service page “RTY <INDEX>” or any successor page on Bloomberg Professional® service or any successor service, as applicable.

Form of Notes:	Book-Entry
Calculation Agent:	HSBC USA Inc. or one of its affiliates.

GENERAL

This pricing supplement relates to a single Note offering linked to the Reference Asset identified on the cover page.  The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset. Although the offering of Notes relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009 and the underlying supplement no. 1 dated January 8, 2010.  If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or underlying supplement no. 1, the terms described in this pricing supplement shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-6 of this pricing supplement, page S-3 of the prospectus supplement and page US1-1 of underlying supplement no. 1, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and underlying supplement no. 1) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this pricing supplement relates.  Before you invest, you should read the prospectus, prospectus supplement and underlying supplement no. 1 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The underlying supplement no. 1 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410001030/v170879_424b2.htm

}	The prospectus supplement at: www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

PAYMENT ON THE NOTES

Call Feature

The Notes will be called if the Official Closing Level on any quarterly Observation Date is at or above the Initial Level.  If the Notes are called, investors will receive, on the Call Settlement Date, a cash payment per $1,000 Principal Amount of Notes equal to the Call Price for the applicable Observation Date. The Call Price for each offering of Notes for the applicable Observation Date is set forth above. The Call Price is a cash payment reflecting a return equal to the Annualized Call Premium of 12.00%.

Maturity

Unless the Notes are called, on the Maturity Date and for each $1,000 Principal Amount of Notes, you will receive a cash payment determined as follows:

}	If a Trigger Event does not occur, 100% of the Principal Amount.

}	If a Trigger Event occurs and the Reference Return is greater than or equal to the Buffer Level, 100% of the Principal Amount.

}	If a Trigger Event occurs and the Reference Return is less than the Buffer Level:

$1,000 + [$1,000 × (Reference Return + 10%)]

For example, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount. If the Reference Return is less than the Buffer Level, you may lose up to 90% of your investment.

Calculation Agent

We or one of our affiliates will act as Calculation Agent with respect to the Notes.

Trustee

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Notes will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the Notes pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor

The Russell Investment Group is the reference sponsor.

INVESTOR SUITABILITY

The Notes may be suitable for you if:

}
You believe the Official Closing Level of the Reference Asset will not be below the Trigger Level during the Trigger Period, but you are willing to lose up to 90% of your principal if a Trigger Event occurs and the Reference Return is less than the Buffer Level.

}	You believe the Official Closing Level will be at or above the Initial Level on at least one Observation Date, including the Final Valuation Date.

}
You are willing to hold Notes that will be called on any Observation Date on which the Official Closing Level closes at or above the Initial Level, or you are otherwise willing to hold the Notes to maturity.

}	You are willing to make an investment whose return is limited to the pre-specified return on any Call Settlement Date, a total return equal to the Annualized Call Premium.

}	You are willing to forgo dividends or other distributions paid to holders of stocks comprising the Reference Asset.

}	You do not seek current income from this investment.

}	You do not seek an investment for which there will be an active secondary market.

}
You do not prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

The Notes may not be suitable for you if:

}	You believe the Official Closing Level of the Reference Asset will be below the Trigger Level during the Trigger Period.

}	You believe that at maturity the Reference Return will be below the Buffer Level.

}	You seek an investment that is 100% principal protected.

}	You are not willing to make an investment in which you could lose up to 90% of your principal amount.

}	You seek an investment whose return is not limited to the prespecified return on any Call Settlement Date, which is equal to the Annualized Call Premium.

}
You are unable or unwilling to hold securities that will be called on any Observation Date on which the Official Closing Level is at or above the Initial Level, or you are otherwise unable or unwilling to hold the Notes to maturity.

}	You prefer to receive the dividends or other distributions paid on any stocks included in the Reference Asset.

}	You seek an investment with current income.

}	You seek an investment for which there will be an active secondary market.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement and on page US1-1 of the accompanying underlying supplement no. 1.  Investing in the Notes is not equivalent to investing directly in any of the stocks comprising the Reference Asset.  You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying prospectus, the prospectus supplement and the underlying supplement no. 1.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and underlying supplement no. 1 including the explanation of risks relating to the Notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“—Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement; and

}	“— There are Risks Associated With Small-Capitalization Stocks” in underlying supplement no. 1.

The Notes are not principal protected and you may lose up to 90% of your initial investment.

The Notes are not principal protected. The Notes differ from ordinary debt securities in that we will not pay you 100% of the Principal Amount of your Notes if a Trigger Event occurs and the Reference Return is less than the Buffer Amount. In this case, the Payment at Maturity you will be entitled to receive will be less than the Principal Amount of the Notes and you could lose up to 90% of your initial investment if the value of the Reference Asset falls to zero.

The Notes may be called prior to the Maturity Date.

If the Notes are called early, the holding period over which you would receive the Annualized Call Premium could be as little as 3 months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Notes at a comparable return for a similar level of risk in the event the Notes are called prior to the Maturity Date.

Your Return on the Notes is limited.

Your potential gain on the Notes will be limited to the Call Price applicable to an Observation Date, regardless of the appreciation in the Reference Asset, which may be significant. Similarly, because the determination of whether the Notes will be called will be based on the Official Closing Level of the Reference Asset on a limited number of Observation Dates prior to the Maturity Date, and because, if the Notes are not called, the Final Level will be based on the Official Closing Level of the Reference Asset on the last Observation Date (i.e., the Final Valuation Date), your return may be adversely affected by a sudden or temporary decrease in the Official Closing Level of the Reference Asset on any or all of the Observation Dates. Conversely, you will not benefit from higher Official Closing Levels of the  Reference Asset at any time during the term of the Notes other than on the Observation Dates.

The Notes will not bear interest.

As a holder of the Notes, you will not receive periodic interest payments.

The Notes are subject to the credit risk of HSBC USA Inc.

The Notes are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party.  As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including the principal at maturity or upon early redemption, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

The Notes are not insured by any governmental agency of the United States or any other jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity on the Notes.

Changes that affect the Reference Asset will affect the market value of the Notes and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the value of the Reference Asset.  The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the value of the Reference Asset.  The reference sponsor may discontinue or suspend calculation or dissemination of its Reference Asset.  Any such actions could affect the value of the Notes.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity.

The original issue price of the Notes includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the Notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Notes lack liquidity.

The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as Calculation Agent and hedging our obligations under the Notes.  In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

Uncertain tax treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” herein and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

ILLUSTRATIVE EXAMPLES

The below scenario analysis and examples are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Asset relative to its Initial Level. We cannot predict the Final Level of the Reference Asset or the Official Closing Level of the Reference Asset on any trading day during the Trigger Period. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Reference Asset. The numbers appearing in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the Payment at Maturity per $1,000 Principal Amount of Notes, based on the following:

Term:	12 months (unless earlier called)

Initial Level:	604.87

Trigger Level:	453.65 (75% of the Initial Level)

Returns on Call Dates and Call Prices*:

Observation Dates	Return*	Call Price*
November 26, 2010	3.00%	$1,030
February 25, 2011	6.00%	$1,060
May 25, 2011	9.00%	$1,090
Final Valuation Date (August 25, 2011)	12.00%	$1,120

* Based on the Annualized Call Premium of 12.00% per annum.

Example 1—The Reference Asset closes at 700.00 on the first Observation Date – the Notes are called.
Because the Official Closing Level of the Reference Asset on the first Observation Date (November 26, 2010) is at or above the Initial Level, the Notes are automatically called at the applicable Call Price of $1,030 per Note, representing a 3.00% return on the Notes. As long as the Reference Asset closes at or above the Initial Level on any of the four Observation Dates, you will receive the applicable Call Price, regardless of whether or not the Reference Asset had closed below the Trigger Level during the Trigger Period.

Example 2— The Reference Asset closes at 700.00 on the Final Valuation Date – the Notes are called.
Because (i) the Official Closing Level of the Reference Asset on the first three Observation Dates is below the Initial Level and (ii) the Official Closing Level of the Reference Asset on the final Observation Date, (which is also the Final Valuation Date) is above the Initial Level, the Notes are automatically called at the applicable Call Price of $1,120 per Note, representing a 12.00% return on the Notes.

Example 3— The Reference Asset closes below the Initial Level on all four Observation Dates and a Trigger Event does not occur– the Notes are NOT called.
Because the Official Closing Level of the Reference Asset on all four Observation Dates is below the Initial Level, the Notes are not automatically called. Furthermore, because the Official Closing Level is not below the Trigger Level during the Trigger Period, you will receive the Principal Amount at maturity of $1,000 per Note (a return of zero percent).

Example 4— The Reference Asset closes below the Initial Level on all four Observation Dates and a Trigger Event occurs.  In addition, the Reference Asset closes at 574.63 on the Final Valuation Date – the Notes are NOT called.
Because the Official Closing Level of the Reference Asset on all four Observation Dates is below the Initial Level, the Notes are not automatically called. Because a Trigger Event has occurred, the Principal Amount of your Notes is at risk. However, because the Final Level does not result in a Reference Return less than the Buffer Level, you will receive the Principal Amount at maturity of $1,000 per Note (a return of zero percent).

Example 5— The Reference Asset closes below the Initial Level on all four Observation Dates and a Trigger Event occurs.  In addition, the Reference Asset closes at 362.92 on the Final Valuation Date – the Notes are NOT called.

Because the Official Closing Level of the Reference Asset on all four Observation Dates is below the Initial Level, the Notes are not automatically called.  Because a Trigger Event has occurred, the Principal Amount of your Notes is at risk. Furthermore, because the Final Level of the Reference Asset results in a Reference Return that is less than the Buffer Level, you will suffer a loss on the Notes of 30.00%. Expressed as a formula:

Reference Return = (362.92 – 604.87) / 604.87 = -40.00%

Payment at Maturity = $1,000 + [$1,000 x (-40.00% + 10%)] = $700

In this example, you would lose some of your Principal Amount at maturity.

If a Trigger Event occurs, the contingent protection feature is lost and you are exposed to a loss resulting from the decrease in the price of the Reference Asset and you could lose some or most of your principal at maturity.

THE RUSSELL 2000® INDEX

Description of the RTY

RTY is designed to track the performance of the small capitalization segment of the United States equity market.  All 2,000 stocks are traded on the New York Stock Exchange or NASDAQ, and RTY consists of the smallest 2,000 companies included in the Russell 3000® Index.  The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98% of the United States equity market.

The top 5 industry groups by market capitalization as of 8/25/10 were: Financial Services, Technology, Consumer Discretionary, Producer Durables and Health Care.

For more information about the RTY, see “The Russell 2000® Index” on page US1-6 of the accompanying underlying supplement no. 1.

Historical Performance of the RTY

The following graph sets forth the historical performance of the RTY based on the monthly historical closing levels from August 31, 2005 through August 25, 2010 (using August 25, 2010 as the monthly historical closing level for August 2010).  The closing level for the RTY on August 25, 2010 was 604.87.  We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the RTY should not be taken as an indication of future performance, and no assurance can be given as to the RTY closing level on any day during the Trigger Period.

OBSERVATION DATES, FINAL VALUATION DATE AND MATURITY DATE

If an Observation Date or the Final Valuation Date is not a scheduled trading day for the Reference Asset, then such Observation Date or the Final Valuation Date, respectively, will be the next scheduled trading day (as defined in underlying supplement No. 1).  If a Market Disruption Event (as defined in underlying supplement No. 1) exists on an Observation Date or the Final Valuation Date, then such Observation Date or the Final Valuation Date, respectively, will be the next scheduled trading day for which there is no Market Disruption Event.  If a Market Disruption Event exists with respect to an Observation Date or the Final Valuation Date on five consecutive scheduled trading days, then that fifth scheduled trading day will be an Observation Date or the Final Valuation Date (as applicable), and the Official Closing Level on such Observation Date or the Final Level (as applicable) will be determined by the Calculation Agent, in its discretion, by means of the formula for, and method of calculating of, the Reference Asset which applied just prior to the Market Disruption Event, using the relevant exchange’s traded or quoted price of each stock or other security in the Reference Asset (or if an event giving rise to a Market Disruption Event has occurred with respect to a stock or other security in the Reference Asset and is continuing on that fifth scheduled trading day, the Calculation Agent’s good faith estimate of the value for that stock or other security).  If an Observation Date is postponed, then the corresponding Call Settlement Date will also be postponed until the third business day following the postponed Observation Date.  If the Final Valuation Date is postponed, then the Maturity Date will also be postponed until the third business day following the postponed Final Valuation Date.

EVENTS OF DEFAULT AND ACCELERATION

If the Notes have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Notes, the Calculation Agent will determine the accelerated payment due and payable in the same general manner as described in this pricing supplement except that in such a case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Final Level.  If a Market Disruption Event exists with respect to the Reference Asset on that scheduled trading day, then the accelerated Final Valuation Date will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date).  The accelerated maturity date will then be the third business day following the postponed accelerated Final Valuation Date.

If the Notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Notes.  For more information, see “Description of Debt Securities — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC for distribution to other registered broker dealers or will offer the Notes directly to investors.  HSBC Securities (USA) Inc. proposes to offer the Notes at the offering price set forth on the cover page of this term sheet and will receive underwriting discounts and commissions of up to 1.75%, or $17.50, per $1,000 Principal Amount of Notes.  HSBC Securities (USA) Inc. may re-allow the selling concession on sales of such Notes by other brokers or dealers of up to 0.60%, or $6.00, and may pay referral fees to other broker-dealers of up to 0.40%, or $4.00, per $1,000 Principal Amount of Notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain as to both the timing and character of any inclusion in income in respect of the Notes. Under one approach, a Note should be treated as a pre-paid forward or other executory contract with respect to the Reference Asset. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes.  Notwithstanding any disclosure in the accompanying prospectus supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat a Note as a pre-paid forward or other executory contract with respect to the Reference Asset.  Pursuant to this approach, we do not intend to report any income or gain with respect to the Notes prior to their maturity or an earlier sale, exchange or call and we intend to treat any gain or loss upon maturity or an earlier sale, exchange or call as short-term capital gain or loss.

We will not attempt to ascertain whether the issuer of any stock included in the Reference Asset would be treated as a passive foreign investment company (“PFIC”) or U.S. real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. In the event that the issuer of any stock included in the Reference Asset were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the issuers of stock included in the Reference Asset and consult your tax advisor regarding the possible consequences to you, if any, in the event that one or more issuers of stock included in the Reference Asset is or becomes a PFIC or a USRPHC.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

TABLE OF CONTENTS
You should only rely on the information contained in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$147,000 Autocallable Notes linked to
the Russell 2000® Index

August 25, 2010

PRICING SUPPLEMENT

Pricing Supplement
General	PS-4
Payment on the Notes	PS-4
Investor Suitability	PS-5
Risk Factors	PS-6
Illustrative Examples	PS-8
The Russell 2000® Index	PS-9
Observation Dates, Final Valuation Date and Maturity Date	PS-9
Events of Default and Acceleration	PS-9
Supplemental Plan of Distribution (Conflicts of Interest)	PS-10
Certain U.S. Federal Income Tax Considerations	PS-10

Underlying Supplement No. 1
Risk Factors	US1-1
The S&P 500® Index	US1-4
The Russell 2000® Index	US1-6
The Dow Jones Industrial AverageSM	US1-9
The Hang Seng China Enterprises Index®	US1-11
The Hang Seng® Index	US1-13
The Korea Stock Price Index 200	US1-15
The MSCI Singapore IndexSM	US1-18
The MSCI Taiwan IndexSM	US1-22
The Dow Jones EURO STOXX 50® Index	US1-26
The PHLX Housing SectorSM Index	US1-29
The TOPIX® Index	US1-33
The NASDAQ-100 Index®	US1-36
S&P BRIC 40 Index	US1-40
The Nikkei 225 Index	US1-43
The FTSE™ 100 Index	US1-45
The MSCI EAFE® Index	US1-47
The MSCI Emerging Markets Index	US1-52
Other Components	US1-57
Additional Terms of the Notes	US1-57

Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52

Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59